SUITTER AXLAND & HANSON
               A UTAH PROFESSIONAL LAW CORPORATION
                     175 SOUTH WEST TEMPLE
                          SEVENTH FLOOR
                SALT LAKE CITY, UTAH  84101-1480
                     TELEPHONE (801) 532-7300



                     October 28, 1996



Mr. Richard Rawdin, Vice President
Crown Energy Corporation
215 S. State Street, Suite 550
Salt Lake City, UT 84101

     Re:  Crown Energy Corporation (the "Company")
          Registration Statement on Form S-1/Amendment #3
          File No. 333-2358, originally filed March 14, 1996

Dear Sir/Madam:

     We hereby consent to use in the above-referenced Registration Statement of our opinion regarding the legality of the subject securities dated as of October 7, 1996. We also consent to the reference to our firm under the heading "Legal Matters."


                                   Very truly yours,

                                   SUITTER AXLAND & HANSON

                                   /s/Suitter Axland & Hanson